Exhibit 10.1

First Amendment to Commercial Contract

(the “First Amendment”)

Buyer:	Daniel Thom, as Trustee of the Torstanbo Trust
Seller:	1612 E. CAPE CORAL PARKWAY HOLDING CO., LLC
Property
Address:	1612 E. CAPE CORAL PKWY., CAPE CORAL, FL 33904

THIS FIRST AMENDMENT is made part of the Commercial Contract (the “Contract”), concerning the Property referenced above. Notwithstanding anything contained in the Contract, as previously amended, to the contrary:

1. Buyer and Seller hereby agree and amend as follows: to extend the expiration of Seller’s Curative Period for Title to September 30, 2020; and the Closing Date to on or before 5 business days after notice to and receipt by Buyer of evidence of satisfactory cure of title defects (acceptable to title underwriter). Seller will use good faith efforts to cure the title defect.

2. Except as otherwise modified herein, this First Amendment shall not alter, modify or amend the Contract, as previously amended. In the event of a conflict between this First Amendment and the Contract, the terms of this First Amendment shall prevail.

3. This First Amendment may be executed in counterparts and a facsimile or electronic signature copy (DocuScan) shall be deemed to have the same force and effect as an original.

Buyer:	Seller:
Daniel Thom,	1612 E. Cape Coral Parkway Holding Co., LLC,
as Trustee of the Torstanbo Trust	a Florida limited liability company

By:	/s/ Daniel Thom	By:	/s/ James E. May

Daniel Thom, Trustee	James E. May, as Manager
August 20, 2020	August 20, 2020

Third Amendment to “As Is” Residential Contract For Sale and Purchase